Camber Energy, Inc 8-K

Exhibit 99.1

 Camber Energy Announces New Production Goals

Camber Energy (NYSE American: CEI)(“Camber” or the “Company”), based in San Antonio, Texas, a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Hunton formation in Central Oklahoma and on its lease holdings in the San Andres formation in the Permian Basin of Texas, announced updated production goals today.

The Company has immediately begun the process of  reestablishing production from six natural gas wells in the Camber operated Coyle field, located in Payne County, Oklahoma. The workover process on these wells commenced last Wednesday. The Northern Shot well was the first well brought back online. Initial production from that well began last Friday. Work on the Coyle Field will continue uninterrupted until all six wells are back online which the Company estimates will take approximately two weeks. The Company estimates that an additional 1.8 thousand cubic feet (MCF) per day of natural gas liquid (NGL) rich natural gas will be produced from these workovers, once the wells have been fully restored to their normal production levels.

“Propane C3+ through C8+, which Camber produces from many of its wells, is experiencing its seasonal upswing in pricing, which is great news for us.  Getting production restored in the Coyle Field and other Company owned assets is essential to our goal of achieving positive cash flow from operations, as quickly as possible, stated Richard N. Azar II, the Interim Chief Executive Officer of Camber, who continued, “Workovers are being performed on five additional wells which are operated by Equal Energy. We estimate that production to these wells will be restored next week. When these wells are operating at normal sustained levels, we estimate that they will produce an estimated 1.5 MCF/day. Camber owns varied interests from 9% to 30% working interest in these wells.”

Mr. Azar continued, “Camber is currently in the process of reviewing its leasehold positions in central Oklahoma and plans to drill four, 100% owned wells on its Oklahoma acreage in calendar Q1 and Q2, 2018, funding permitting.  In addition, the Company is actively pursuing additional leasehold acquisitions adjacent to its current PDP, for its planned drilling program for Q3 and Q4 of 2018, funding permitting.

About Camber Energy, Inc.: Based in San Antonio, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Hunton formation in Central Oklahoma in addition to anticipated project development in the San Andres formation in the Permian Basin. For more information, please visit the Company’s website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks associated with the conditions to closing required to be met to obtain all but the initial $2 million due pursuant to the terms of a previously disclosed Stock Purchase Agreement; risks relating to the availability of required financing; risks relating to our compliance with NYSE listing requirements; risks relating to our compliance with, and default in under, existing and future loan covenants; risks relating to the absence or delay in receipt of government approvals or third party consents; and other risks described in Camber’s most recent Annual Report on Form 10-K, Form 10-Qs and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.